Exhibit 107

Calculation of Filing Fee Tables
FORM S-3
(Form Type)
ABACUS LIFE, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	9,213,735	$6.965(3)	$64,173,664.28	.0001531	$9,824.99
Fees to be Paid	Debt	9.875% Fixed Rate Senior Notes due 2028	Rule 457(c)	$72,727,075(4)	$26.500(5)	$77,090,699.50	.0001531	$11,802.59
Fees Previously Paid
Carried Forward Securities
Carried Forward Securities
	Total Offering Amount					$141,264,363.78		$21,627.58
	Total Fee Offsets							-
	Net Fee Due							$21,627.58
(1)These securities are being registered in connection with the resale by the selling securityholders of up to (i) 9,213,735 shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) $72,727,075 aggregate principal amount of 9.875% Fixed Rate Senior Notes due 2028 (“Notes”).
(2)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)In accordance with Rule 457(c), based on the average of the high ($7.18) and low ($6.75) sale prices of the shares of Common Stock on The Nasdaq Capital Market on January 13, 2025.
(4)2,909,083 Notes are being registered, which is computed as follows: $72,727,075 aggregate principal amount of Notes divided by the denomination of $25 per Note.
(5)In accordance with Rule 457(c), based on the average of the high ($26.90) and low ($26.10) sale prices of the shares of the Notes on The Nasdaq Capital Market on January 13, 2025.
(6)Calculated pursuant to Rule 457 under the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001531.